AS FILED WITH THE COMMISSION ON AUGUST 31, 1998
                                                REGISTRATION NO. 333-______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                      Johnstown America Industries, Inc.
            (Exact name of registrant as specified in its charter)



               DELAWARE                                25-1672791
               --------                                ----------
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)




                          980 North Michigan Avenue
                           CHICAGO, ILLINOIS 60611
                           -----------------------
             (Address of principal executive offices) (zip code)


                Bostrom Seating, Inc. Retirement Savings Plan
                ---------------------------------------------
                           (Full title of the plan)




                             Kenneth M. Tallering
                 Vice President, General Counsel and Secretary
                      Johnstown America Industries, Inc.
                           980 North Michigan Avenue
                            CHICAGO, ILLINOIS 60611
                            -----------------------
                    (Name and address of agent for service)

                                (312) 280-8844
                                --------------
         (Telephone number, including area code, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and the registered securities sold to participants in the 401(k) plan listed above will be original issue securities.

                        CALCULATION OF REGISTRATION FEE



TITLE OF SECURITIES            AMOUNT TO BE     PROPOSED MAXIMUM               PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED (1)           REGISTERED (1)   OFFERING PRICE PER SHARE (2)   AGGREGATE OFFERING PRICE   REGISTRATION FEE
----------------------------   --------------   ----------------------------   ------------------------   ----------------

Common Stock, $.01 par value   75,000 shares          $11.125                    $834,375                    $246.15
----------------------------   --------------   ----------------------------    -----------------------   ----------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock on the Nasdaq Stock Market on August 28, 1998.

                                    PART I.

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II


              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE

      Johnstown America Industries, Inc. (the "Company") and the Bostrom Seating, Inc. Retirement Savings Plan (the "Plan") hereby incorporate the following documents herein by reference:

      (a) The Company's Annual Report on Form 10-K for year ended December 31, 1997;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

      (C) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

      (d) The Company's Current Report on Form 8-K dated April 3, 1998;

      (e) All other reports filed by the Company and the Plans pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1997; and

      (f) The description of the Company's Common Stock, $.01 par value, contained in the Company's registration statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act, dated May 27, 1993, as amended by the Company's amendment on Form 8 dated July 13, 1993, including any subsequent amendment or any report or other filing with the Securities and Exchange Commission (the "SEC") updating such description.

      In addition, all documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4 DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5 INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6 INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Item EIGHTH of the Company's Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by
Section 102(b)(7) of the GCL.

      Section 145 of the GCL provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director or officer of such corporation, is made (or threatened to be made) a party to an action other than one brought by or on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, in criminal actions, in addition, had no reasonable cause to believe his conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim as to which such person is adjudged liable to such corporation except to the extent that a court otherwise provides. To the extent that such person has been successful in defending any action (even one on behalf of the corporation), he is entitled to indemnification for reasonable expenses (including attorneys' fees).

      Article VIII of the By-Laws of the Company provides, in general terms, that officers, directors, employees, agents and other persons shall be indemnified against all losses that may be incurred by them in connection with any claim or legal action in which they become involved by reasons of their service as an officer, director, employee, or agent of the Company, if they meet certain specified conditions.

      The Plan provides that, except as otherwise provided by law, the members of the committee appointed by the board of directors of Bostrom Seating, Inc. to administer the Plan (the "Committee") shall be free from all liability for their acts and omissions (except willful misconduct or gross negligence) in the administration of the Plan, and all members of the Committee shall be fully indemnified by Bostrom Seating, Inc. with respect to any such administration.

ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.


ITEM 8 EXHIBITS

      4.1 Form of certificate for the Company's Common Stock, par value $.01 per share (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 33-63132) and incorporated herein by reference)

      5.1 Opinion of Winston & Strawn as to the legality of the securities offered under the Bostrom Seating, Inc. Retirement Savings Plan

      23.1 Consent of Arthur Andersen LLP

      23.2 Consent of Winston & Strawn (included in Exhibit 5.1 hereto)

      24.1 Powers of Attorney (included on the signature page hereof)

      The undersigned Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9 UNDERTAKINGS

      (a)  The undersigned Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form
      S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on the 31 day of August, 1998.

                                          Johnstown America Industries, Inc.
                                                   /S/ THOMAS M. BEGAL
                                          ----------------------------------
                                          By:      Thomas M. Begel

                                          Thomas M. Begel
                                          Chairman of the Board, President and
                                          Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Begel, Andrew M. Weller and Kenneth M. Tallering and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                             DATE
---------                     -----                             ----

 /S/ THOMAS M. BEGEL          Chairman of the Board,            August 31, 1998
-------------------------     President and Chief Executive
Thomas M. Begel               Officer
                              (Principal Executive Officer)

 /S/ ANDREW M. WELLER         Director, Executive Vice          August 31, 1998
--------------------------    President and Chief Financial
Andrew M. Weller              Officer (Principal Financial and
                              Principal Accounting Officer)

 /S/ CAMILLO SANTOMERO        Director                          August 31, 1998
--------------------------
Camillo Santomero


 /S/ R. PHILIP SILVER         Director                          August 31, 1998
--------------------------
R. Philip Silver


 /S/ FRANCIS A. STROBLE       Director                          August 31, 1998
--------------------------
Francis A. Stroble

           Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Chicago, Illinois on August 31, 1998.


                                      THE BOSTROM SEATING, INC.
                                      RETIREMENT SAVINGS PLAN

                                      By:   Administrative Committee for the
                                            Bostrom Seating, Inc. Retirement
                                            Savings Plan, as Plan Administrator


                                            By:    /S/ ANTHONY WARMUS
                                            --------------------------
                                            Name: Anthony Warmus
                                            Title:Director of Accounting

                                 EXHIBIT INDEX



      EXHIBIT
      NUMBER                        DESCRIPTION

       4.1 Form of certificate for the Company's Common Stock, par value $.01 per share (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 33-63132) and incorporated herein by reference)

       5.1 Opinion of Winston & Strawn as to the legality of the securities offered under the Bostrom Seating, Inc. Retirement Savings Plan

      23.1 Consent of Arthur Andersen LLP

      23.2 Consent of Winston & Strawn (included in Exhibit 5.1 hereto)

      24.1 Powers of Attorney (included on the signature page hereof)